Roche/Foundation Medicine collaboration:

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Advancing patient care and science in oncology

IR conference call, 12 January 2015

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2

Roche to acquire a majority equity interest in FMI and enter into a strategic collaboration

[] Roche and Foundation Medicine ("FMI") announced today that they will enter into a broad and strategic collaboration that has been approved by the Boards of both companies

[] This strategic collaboration aims to further advance FMI's leading position in molecular information and analysis while providing Roche a unique opportunity to identify and develop novel treatment options for patients -- The collaboration agreements provide funding and milestones of more than USD
150m. Such funding will be used for molecular insights to support development of combination therapies, novel targets, clinical populations, and next generation companion diagnostics

[] Under the terms of the majority equity investment, Roche will invest USD
250m in FMI at a per share issuance price of USD 50 to fund FMI's operations and development

[] In addition, Roche will commence a tender offer which, together with Roche's direct investment in FMI, will result in Roche owning a minimum of 52.4%  and a maximum of 56.3%  of FMI on a fully diluted basis. The offered share price constitutes a 109% premium over the closing price of last Friday (January
9(th))

[] All elements of this transaction are subject to FMI shareholder approval, are cross- conditional, and will come into force simultaneously

Patient journey

Diagnosis, Oncologist decision making and Monitoring

Diagnosis
Comprehensive assessment of disease

Oncologist decision
[] Established treatment
[] Experimental treatment/ trial

Monitoring
[] Sustained response/cure? [] Progression?

Patient journey -- Foundation Medicine's role

Molecular information platform

Diagnosis
Comprehensive assessment of disease

Oncologist decision
[] Established treatment
[] Experimental treatment/ trial

Monitoring
[] Sustained response/cure? [] Progression?

FMI offering:

Comprehensive tests*

Standardized knowledgebase

Molecular information

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*Next Generation sequencing based tests

Patient journey -- Insights for Pharma

Valuable insights in RandD, Commercial

Diagnosis
Comprehensive assessment of disease

Oncologist decision
[] Established treatment
[] Experimental treatment/ trial

Monitoring
[] Sustained response/cure? [] Progression?

Insights for Pharma:

[] RandD:  Molecular insights to support development of combination therapies, novel targets, clinical populations, next generation companion diagnostics []
Commercial:  Better predictability of clinical outcomes, faster penetration of relevant medicines and combinations

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Foundation Medicine overview Strategic rationale Transaction summary

Foundation Medicine: Overview

Leader in oncology molecular information

Company facts

[] Founded 2010 in Cambridge, MA, USA [] Primarily VC-funded  until IPO in 2013
[] Core proprietary molecular information platform [] Two leading solutions for comprehensive genomic profiling of cancers -- FoundationOne: solid tumors
-- FoundationOne Heme: hematologic cancers and sarcomas

FMI's solution: A molecular information platform

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FMI: Clinical business

Molecular information and services Physicians send samples to FMI
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Generate Data    Sample preparation Genomic sequencing
Interpret Data
Clinical Knowledgebase Contains sequencing data from patients and literature*
Interactive patient report is sent to the oncologist

Report contains treatment options including FDA-approved targeted therapies and novel treatments in development

Illustrative
*Also starting to contain outcomes data

FMI: Pharmaceutical services business
Payment for services and/or knowledgebase access
Pharma partners send trial samples to FMI
Generate Data
  Sample preparation Genomic sequencing
Key: Firewalls in place to protect individual Pharma partners' databases
Trial data converted into a mineable database
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Illustrative
Partners also pay for individual queries to clinical knowledgebase

FMI: Market leader serving oncologists
Rapid growth in a nascent market
# Tests reported to ordering physicians
[] Differentiated products
-- repeat orders and new customers key drivers of growth
[] Growing field of oncology molecular information
-- FMI estimates total US addressable market at >1m tests/year
7,232 6,428 5,908 4,702 3,752 2,577 1,626 878 1,140 492
Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14
Source: FMI analysis

Foundation Medicine overview
Strategic rationale
FMI fit with Roche
What FMI and Roche can achieve together
Transaction summary

Patient journey -- FMI's role
Molecular information platform
Diagnosis
Comprehensive assessment of disease
Oncologist decision
[] Established treatment
[] Experimental treatment/ trial
Monitoring
[] Sustained response/cure? [] Progression?
FMI offering:
1 Comprehensive tests* 2 Standardized knowledgebase 3 Molecular information
*Next Generation sequencing
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Comprehensive tests
More classifications and overlapping markers --more tests needed to identify tumor type
>1 mutated gene 3% MEK1 <1% NRAS 1% MET 1% PIK3CA
BRAF1% HER2 3% EGFR (other) 4% No oncogenic driver detected 35%
KRAS  25% ALK  8% EGFR  17% PDL1 positive Unknown EGF R KRAS
2004 2014 Future
Classification of lung adenocarcinomas
Pao and Girard. Lancet Oncol 2011; Johnson, et al. ASCO 2013

Comprehensive tests
Need for Roche as more treatment options, especially combinations, reach the clinic

Phase I
(18 NMEs + 7 AIs)

LSD1 inh AML SERD ER+(HEr2 -) mBC HIF1 alpha LNA solid tumors HER3 MAb solid tumors Raf and MEK dual inh solid tumors MDM2 ant solid and hem tumors Steap 1 ADC prostate ca. MUC16 ADC ovarian and pancreatic ca Bcl-2 inh + Gazyva CLL Bcl-2 inh heme indications PI3k inh glioblastoma 2L ChK1 inh solid tum and lymphoma MDM2
(4) IV prodrug AML CEA IL2v solid tumors ADC solid tumors ERK inh solid tumors
ADC ovarian ca OX40 solid tumors PD-L1 MAb+Tarceva NSCLC EGFR+ PD-L1
MAb+Zelboraf m. melanoma PD-L1 MAb+Avastin+chemo solid tumors PD-L1
MAb+cobimetinib solid tumors PD-L1 MAb+ipilimum. /IFN solid tumors PD-L1 MAb solid tumors MabThera SC CLL

Phase II
(10 NMEs + 5 Als)

CSF-1R MAb solid tumors and PVNS Ang2-VEGF MAb colorectal cancer pictilisib (PI3K inh) solid tumors ipatasertib (AKT inh) solid tumors pinatuzumab v. (CD22 ADC)
hem tumors polatuzumab v. (CD79bADC) hem tumors HER3/EGFR MAb m. epithelial tumors lifastuzumab v. (NaPi2bADC) Pt-resist. OC taselisib (PI3K inh beta sparing) s. tumors glypican -3 MAb liver cancer PD-L1 MAb NSCLC 2(nd)/3(rd)
line PD-L1 MAb + Avastin RCC PD-L1 MAb bladder cancer Bcl-2 inh CLL rel/refract
17pdel Bcl-2 inh DLBCL

Phase III
(3 NMEs + 16 Als)

PD-L1 MAb NSCLC 2(nd) line Bcl-2 inh CLL rel/refract alectinib (ALK inhibitor)
NSCLC
Avastin glioblastoma 1(st) line Avastin NSCLC adj Avastin ovarian cancer 1(st)
line Avastin rel. ovarian ca. Pt-sensitive Perjeta HER2+ mBC 2(nd) line Perjeta
HER2+ BC adj Perjeta HER2+ gastric cancer Kadcyla HER2+ gastric cancer Kadcyla
+/- Perjeta HER2+ mBC 1(st) l Kadcyla HER2+ BC adj Kadcyla + Perjeta HER2+ BC
adj Kadcyla + Perjeta HER2+ BC neoadj Gazyva (obinutuzumab) DLBCL Gazyva
(obinutuzumab) iNHL relapsed Gazyva (obinutuzumab) iNHL front-line Zelboraf melanoma adj

Registration
(1 NMEs + 3 Als)

cobimetinib + Zelboraf m. melanoma Avastin recurrent cervical cancer Avastin rel. ovarian ca. Pt-resistant Perjeta HER2+ BC neoadj

New Molecular Entity (NME) Additional Indication (AI)

[] Most have a biomarker program [] 28 combinations in development

Status as of October 16, 2014

Comprehensive tests
Tissue limited and multiple modalities required
Today
Single assays, "tissue is the issue"
Example: Lung Cancer
Lung Biopsy
Enough tissue for only 2-3 individual
8-10 slides tests
Produces a single snapshot
Future
Multiplex assays and Monitoring
Example: Lung Cancer
Comprehensive tumor analysis []
Multiple modalities required including:
DNA and RNA sequencing
8-10 slides Protein expression --Multiplex IHC
[]and continuous monitoring
Blood Imaging
Illustrative

Standardized knowledgebase
Enables comparability of results both in RandD and in the clinic
In RandD
Comparability of results essential
Early RandD Data Clinical Trial Data
Produces a powerful knowledgebase and enables faster insightgeneration

[] Comprehensive genomic profiling leads to better insights across programs:
"bench to bedside to bench"

[] Translates to the clinic as well: -- Same assay in RandD and the clinic improves confidence in results -- Results comparable across centers/ hospitals

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Molecular information platform
Essential to extract insights out of large volumes of data

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Value for Physicians
Interactive, easy to read, and meaningful report
Value for Pharma customers
Support in interpreting data generated via clinical trials -- also prospectively for trial design and patient screening

Foundation Medicine differentiated by their ability to extract insights from their knowledgebases and their partnerships with major medical centers and providers

Summary of FMI fit to Roche
Meets urgent current needs and adds key capabilities
FMI offering
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Value for Roche
Comprehensive DNA and RNA sequencing tests that complement Roche capabilities
Standardized clinical trial data captured in a knowledgebase
Data analysis to provide RandD insights Potential for faster uptake of new medicines and combinations

Foundation Medicine overview
Strategic rationale
FMI fit with Roche
What FMI and Roche can achieve together
Transaction summary

Roche and FMI can innovate together
Immunotherapy and continuous monitoring key areas for collaboration
Future
Multiplex assays and Monitoring
Example: Lung Cancer
Comprehensive tumor analysis []
Multiple modalities required including:
DNA and RNA sequencing
8-10 slides Protein expression --Multiplex IHC
[]and continuous monitoring
Blood Imaging
Key innovations that Roche and FMI can develop together:

1 RNA-based Immunotherapy test
2 Continuous monitoring of tumor specific molecular alterations in blood

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Roche in cancer immunotherapy
Extensive program in monotherapy and combinations
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Development of an Immunotherapy test
FMI and Roche bring key capabilities together
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Roche/FMI collaboration:
[] Comprehensive RNA -- based immunotherapy test to be jointly developed []
FMI: expertise in sequencing test development [] Roche: immunotherapy breadth and scientific know-how Together: Ability to bridge science and the clinic for patients

Adapted from Chen and Mellman, Immunity 39, p1 (2013).

Continuous blood based monitoring
Early targeted therapies required a single test
Illustrative
Disease  Progression Therapy Response
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Resistance
Initial Therapy Selection/Diagnosis
Current standard procedure:
Tests performed at initial diagnosis stage -- normally for a single or a few targeted mutations, eg. BRAF, BRAF and MEK

Continuous blood based monitoring

As biology evolves, crucial to test multiple genes over time as disease progresses
Illustrative  Disease Progression Therapy
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Response
Resistance

Future Testing Initial Therapy Early measures Early measures Intervals
Selection/Diagnosis of response of resistance

1 2 3

Early measures of response and resistance essential in the future both to guide
RandD and clinical practice:
[] Multiple resistance mechanisms*
[] Comprehensive and blood based testing needed to avoid repeat biopsies

*Lackner et al., Future Oncology 8: 999-1014, 2012

Summary of RandD collaboration
Enabling personalized healthcare for patients
Roche/FMI Collaboration
What we aim to achieve together
      Key initial areas for collaboration [] Cancer Immunotherapy test []
Continuous monitoring test
  Brings together expertise needed to innovate for patients [] Roche a leader in PHC/companion diagnostics across modalities [] FMI a leader in comprehensive genomic profile development and molecular information

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Additional partnership benefits for FMI

Provides FMI with commercial reach and knowhow for future business model evolution
FMI business focus today on the US
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Roche's global commercial presence

Key benefits to FMI
[] Acceleration of ex-US business growth
[] Europe first key region for market development
[] Potential to explore a decentralized testing model in the future

Summary: Strong rationale for collaboration

Diagnosis
Comprehensive assessment of disease

Oncologist decision
[] Established treatment
[] Experimental treatment/ trial

Monitoring
[] Sustained response/cure? [] Progression?

Close collaboration enables key innovation needed to achieve vision for improving patient care and RandD

For Roche
[] FMI's comprehensive, standardized tests and capabilities needed today []
Access to expertise in molecular information [] Standardized test used in RandD also available to physicians

For FMI
[] Breadth of Roche clinical trials and oncology expertise [] Acceleration of
RandD pipeline [] Expanded commercial reach [] Roche diagnostics expertise

Foundation Medicine overview Strategic rationale Transaction summary

Transaction highlights

Collaboration agreements

[] Extensive collaboration needed to achieve objectives: --RandD-- Commercial
Equity investment and capital increase

[] Majority equity stake via two-step  process
-- Capital increase  -- Tender offer

Agreements cross conditional

Key deal terms
Majority stake via 2-step process Capital
[] Roche to make a direct investment of USD 250m at increase USD 50 per share
[] Roche to commence a tender offer which, together
with the direct investment, will result in Roche holding up to Tender 56.3% of the fully diluted shares offer -- Minimum tender condition resulting in a stake of at least 52.4% of the fully diluted shares -- Offer price of USD 50 per share
[] Transaction to be financed via a combination of
Financing available funds and newly issued bonds

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Key governance terms

Majority ownership with minority Board representation

[] Initial shareholding at closing between 52.4%  and 56.3%  on fully diluted
Shareholding basis
[] 9 board members: 3 Roche nominees
(one of which is Daniel O'Day), 5 VC representatives and independent directors, and FMI's CEO Michael Board Pellini representation and
[] Roche representation on all board committees
Consent rights
[] Significant operational autonomy of FMI, subject to certain Roche consent rights and anti-dilution  protection Stand-still  and
[] Roche generally prohibited from increasing its ownership
position or Sell-down  selling down for 3 years post-close

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Anticipated timing of key next steps

Milestones	Timing
Announcement	**12 January**
Parties to make required regulatory filings	~2-3 weeks post announcement
Commence Tender Offer	~3-4 weeks post announcement
FMI to file Schedule 14D-9 and preliminary Proxy Statement	
FMI to file definitive Proxy Statement	~6 weeks post announcement
FMI holds special shareholders meeting	~11-12 weeks post announcement
Closing	

Above is subject to changes; in particular the SEC reviews/comments of the disclosure documents might lead to changes in the current anticipated timelines

33

Doing now what patients need next